Exhibit 5.1

April 17, 2015

Alliqua BioMedical, Inc.

2150 Cabot Blvd. West

Langhorne, PA 19047

Re:	Alliqua BioMedical, Inc. Registration Statement on Form S-4, Registration No. 333-202593

Ladies and Gentlemen:

We have acted as counsel to Alliqua BioMedical, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4, Registration No. 333-202593 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 6, 2015, as thereafter amended or supplemented. The Registration Statement relates to the registration of up to 12,668,229 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued in connection with the merger of Celleration, Inc., a Delaware corporation (“Celleration”), with and into ALQA Cedar, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated February 2, 2015, by and among the Company, Celleration, Merger Sub and certain representatives of the Celleration stockholders (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation, the Certificate of Amendment to the Certificate of Incorporation and the Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and other related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Merger Agreement and all schedules thereto, (v) the specimen Common Stock certificate, (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof, the authenticity of the originals of such latter documents and all agreements and instruments we have examined are valid, binding and enforceable obligations of the parties thereto. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

Alliqua BioMedical, Inc.

April 17, 2015

The opinion expressed herein is limited exclusively to the General Corporation Law of Delaware (the “DGCL”) (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, (v) the stockholders of the Company will have approved the issuance of the Shares to the equity holders of Celleration in accordance with the terms of the Merger Agreement, (vi) the stockholders of Celleration will have approved the Merger Agreement, (vii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, and (viii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or waived and such transactions will be consummated in accordance with the terms of the Merger Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that the Shares, upon consummation of the Merger and the issuance and delivery of the Shares pursuant to their terms and in accordance with the terms and conditions of the Merger Agreement (including, with respect to the Shares underlying the options and warrants exercised in connection with the Merger, the payment of the exercise price therefore by the holders thereof), will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the use of our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP